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                                  Exhibit 23.3

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND CONSULTANTS


     We hereby consent to the reference to our firm in the Form 10-K of Barrett Resources Corporation (the "Company") for the years ended December 31, 1998 and 1997, and the incorporation by reference thereof of our reserve review letter reports into the Company's previously filed Registration Statements on Form S-3 (File Nos. 333-51985 and 333-51461) and on Form S-8 (File Nos. 333-29669, 333-
02529 and 333-29577).

                                NETHERLAND, SEWELL & ASSOCIATES, INC.


Dallas, Texas
March 15, 1999